UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2013

Florida	001-13660	59-2260678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On July 16, 2013, John H. Crane formally gave notice of his desire to retire from the Board of Directors of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) effective immediately. Mr. Crane will remain on the Board of Directors of the Company’s principal operating subsidiary, Seacoast National Bank (the “Bank”). Mr. Crane was one of the initial directors when the Company was formed in 1983 and has served on the board of the Bank for nearly 37 years.

On July 12, 2013, the Company announced that H. Russell Holland, III will be leaving his role as Executive Vice President and Chief Lending Officer of Seacoast and the Bank effective July 19, 2013. Mr. Holland will continue to serve as a consultant to the Company pursuant to the terms of the consulting agreement described below.

(e) As noted above, H. Russell Holland, III will resign from his position as Executive Vice President and Chief Lending Officer of Seacoast effective July 19, 2013. Mr. Holland is party to an employment agreement with the Company, dated as of January 2, 2007 (the “Employment Agreement”), the terms of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2013. Mr. Holland will not receive any severance benefits under the Employment Agreement in connection with his resignation.

On July 10, 2013, the Company entered into a separation agreement and general release (the “Separation Agreement”) with Mr. Holland related to his resignation from the Company. The Separation Agreement includes a release by Mr. Holland of claims against the Company and certain related parties and also amends the Employment Agreement to reduce the periods of the covenant not to compete and the covenant not to solicit employees contained therein from two (2) years following termination of employment to one (1) year. In addition, the Company agreed to accelerate the vesting of 55,810 shares of restricted stock granted under the Company’s 2008 Long-Term Incentive Plan.

On July 10, 2013, the Company also entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Holland, which has an original term of six months that is terminable at the will of either party with fifteen (15) days written notice, provided, however, that if the Company terminates the Consulting Agreement prior to the end of the original six month term other than by reason of Mr. Holland’s (i) breach of the Consulting Agreement, (ii) engaging in criminal conduct or conduct harmful to the Company, or (iii) breach of any applicable noncompetition, confidentiality or other restrictive covenants, then the Company will pay to Mr. Holland a termination fee equal to the consulting fee for each full month of the original term for which he has not yet been paid. Under the Consulting Agreement, the Company will pay Mr. Holland a monthly rate of $26,320.00 per month for certain services performed and will reimburse Mr. Holland for reasonable business expenses. The Consulting Agreement includes covenants related to non-disclosure of the Company’s confidential information and assigns all work developed by him during his engagement with Company solely to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: July 16, 2013

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